Exhibit 3.1

CERTIFICATE OF DESIGNATION

OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

PAPA JOHN’S INTERNATIONAL, INC.

Pursuant to Section 151 of the
General Corporation Law of
the State of Delaware

Papa John’s International, Inc., (the “Company”) a corporation duly organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

That, pursuant to authority conferred by the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), and by the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the “Board”), at a duly called meeting held on February 3, 2019, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof, creating a series of  two hundred sixty thousand (260,000) shares of Preferred Stock, $0.01 par value per share, designated as “Series B Convertible Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Charter, and Section 151(g) of the General Corporation Law of the State of Delaware, the Board does hereby create, authorize and provide for the issuance of a series of Preferred Stock, $0.01 par value per share, of the Company, designated as “Series B Convertible Preferred Stock,” having the voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof that are set forth as follows:

(1) Designation and Amount.  There shall be a series of Preferred Stock $0.01 par value per share, of the Company designated as the “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting such series shall be two hundred sixty thousand (260,000) shares (each a “Series B Preferred Share”).

(2) Ranking.  The Series B Preferred Stock shall rank, with respect to rights as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company (a) senior to all of the Common Stock and any other class or series of capital stock of the Company, including, without limitation, the Company’s Series A Junior Participating Preferred Stock, now or hereafter issued or authorized, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series B Preferred Stock as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company (such stock being referred to hereinafter collectively as “Junior Stock”), (b) on a parity basis with each other class or series of capital stock now or hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series B Preferred Stock as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company (such stock being referred to hereinafter collectively as “Pari Passu Stock”), and (c) on a junior basis with each other class or series of capital stock now or hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a senior basis to the Series B Preferred Stock as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company (such stock being referred to hereinafter collectively as “Senior Stock”).  Notwithstanding anything to the contrary in this Certificate of Designation of Series B Preferred Stock of the Company (this “Certificate of Designation”), the Company shall have the right to issue Series B-1 Preferred Stock and Series B-2 Preferred Stock pursuant to Section 10 and may issue it without the consent of the Holders.

(3) No Maturity or Sinking Fund. The Series B Preferred Stock shall have no stated maturity and will not be subject to any sinking fund.

(4) Liquidation.  In the event of a Liquidation Event, holders of Series B Preferred Shares (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive in cash out of the assets of the Company legally available therefor, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”) upon such Liquidation Event, before any amount shall be paid to the holders of Junior Stock, but subject to the rights of Senior Stock and Pari Passu Stock, an amount per Series B Preferred Share equal to the greater of (i) the Conversion Amount and (ii) the amount that would have been received had such Series B Preferred Shares been converted into Common Stock immediately prior to such Liquidation Event at the then effective Conversion Rate (without regard to any limitations on conversion); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Pari Passu Stock, if any, then each Holder and each holder of any such Pari Passu Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds that would be payable to such Holder or holder of Pari Passu Stock as a liquidation preference in accordance with their respective Certificate of Designation, as a percentage of the full amount of Liquidation Funds that would be payable to all Holders and holders of Pari Passu Stock in accordance with their respective Certificate of Designation.

(5) Dividends.  From and after the Issuance Date, (i) the Holders of record as they appear on the stock books of the Company on the fifteenth (15th) day (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day) (a “Preferential Dividend Record Date”) of the calendar month immediately preceding the first (1st) Business Day of each succeeding Calendar Quarter (each such date, a “Preferential Dividend Date”), shall be entitled to receive, to the fullest extent permitted by law and out of funds lawfully available therefor, before any dividends shall be declared, set apart for or paid upon the Common Stock or any other Junior Stock, cash dividends per Series B Preferred Share on the applicable Preferential Dividend Date in arrears for the previous Calendar Quarter equal to an amount of cash calculated at the applicable Preferential Dividend Rate on the Stated Value of each such Series B Preferred Share computed on the basis of a 360-day year and twelve 30-day months (the “Preferential Dividends”) and (ii) the Holders on the record date fixed for holders of Common Stock for dividends or distributions (or, in the event no such date is fixed prior to the Preferential Dividend

Record Date, on the Preferential Dividend Record Date) shall be entitled to receive, (x) concurrently with the quarterly cash dividends (or, in the event no such quarterly cash dividends are made, on the Preferential Dividend Date), being paid to the holders of Common Stock, the greater of (A) such dividends paid to the holders of Common Stock to the same extent as if such Holders had converted the Series B Preferred Shares into Common Stock (without regard to any limitations on conversion) and had held such shares of Common Stock on such record date and (B) $0.225 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the Subscription Date) per share of Common Stock issuable upon conversion of the Series B Preferred Shares on the applicable record date for payment of such dividend (without regard to any limitations on conversion) and (y) concurrently with any dividends or distributions (other than quarterly cash dividends), such dividends or distributions paid to the holders of Common Stock to the same extent as if such Holders had converted the Series B Preferred Shares into Common Stock (without regard to any limitations on conversion) and had held such shares of Common Stock on such record date (clauses (x) and (y) collectively, the “Participating Dividends” and together with the Preferential Dividends, the “Dividends”).  For the avoidance of doubt, Holders shall be entitled to receive to the fullest extent permitted by law and out of funds lawfully available therefor the Participating Dividend set forth in Section 5(ii)(x)(B) each Calendar Quarter regardless of whether a quarterly cash dividend is declared on the Common Stock.  The Dividends shall be mandatorily paid by the Company to the fullest extent permitted by applicable law and out of funds lawfully available therefor.  For the avoidance of doubt, the Company shall not be required to declare and pay Dividends to the extent and only to the extent that the Company is prohibited from paying such Dividends by the terms of the Company’s Credit Agreement dated August 30, 2017 by and among the Company and the lender parties thereto, including any amendments, extensions, renewals, restatements, refinancings or replacements thereof.  Dividends on the Series B Preferred Shares shall commence accruing on the Issuance Date, shall be cumulative and shall continue to accrue without interest whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of Dividends in such fiscal year, so that if in any fiscal year or years, Dividends in whole or in part are not paid upon the Series B Preferred Shares as required by this Section 5 for any reason, including, without limitation, because there are no funds legally available therefor, unpaid Dividends shall accumulate thereon.  If the Company fails to declare and pay in cash full Preferential Dividends on the Series B Preferred Shares on any Preferential Dividend Date as provided in this Section 5, then any Preferential Dividends payable on such Preferential Dividend Date on the Series B Preferred Shares but not paid shall accrue and bear interest at a rate equal to the Preferential Dividend Rate, computed on the basis of a 360-day year and twelve 30-day months, from and including the applicable Preferential Dividend Date to but excluding the day on which the Company shall have paid in cash in accordance with this Section 5 all Dividends on which the Series B Preferred Shares that are then in arrears or until the conversion or redemption of the applicable shares of Series B Preferred Shares.  The Company and its Subsidiaries shall not redeem or repurchase any Equity Interests (other than Series B Preferred Shares pursuant to the terms of this Certificate of Designation) unless the Company has declared all Dividends on the Series B Preferred Shares that have accrued through the Preferential Dividend Record Date immediately preceding the date of such redemption or repurchase and paid all Dividends on the Series B Preferred Shares that are payable through the Preferential Dividend Date immediately preceding the date of such redemption or repurchase.

(6) Conversion of Series B Preferred Shares into Common Stock.  Series B Preferred Shares shall be convertible into shares of Common Stock on the terms and conditions set forth in this Section 6.

(a)                     Holder’s Conversion Right.  Subject to the provisions of Section 6(e), at any time or times on or after the Issuance Date, any Holder shall be entitled to convert any Series B Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with this Section 6 at the Conversion Rate (as defined below).

(b)                     Conversion.  The number of shares of Common Stock issuable upon conversion of each Series B Preferred Share pursuant to Section 6(a) shall be determined by multiplying (x) the quotient of the Conversion Amount and one thousand (1,000) by (y) the Conversion Rate. No fractional shares of Common Stock are to be issued upon the conversion of any Series B Preferred Share, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number and the Company shall in lieu of delivering any fractional share of Common Stock issuable upon conversion make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Sale Price of the Common Stock on the relevant Conversion Date without interest.  The applicable Conversion Rate is subject to adjustment as hereinafter provided.

(c)                      Mechanics of Conversion.  The conversion of Series B Preferred Shares shall be conducted in the following manner:

(i)                                    Holder’s Delivery Requirements.  To convert Series B Preferred Shares into shares of Common Stock on any date, a Holder shall (A) deliver to the Company and the Transfer Agent for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed and duly executed notice of conversion executed by the registered Holder of the Series B Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (a “Conversion Notice”); and (B) deliver to the Transfer Agent funds for the payment of any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 6(f).

(ii)                                 Company’s Response.  As soon as practicable after the Conversion Date, but in any event within two (2) Trading Days, the Company shall (A) provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST Program”) and the Series B Preferred Shares are DTC eligible, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (3) if the Transfer Agent is not participating in the DTC FAST Program or the Series B Preferred Shares are not DTC eligible, make a book-entry notation registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled and deliver to the address as specified in the applicable Conversion Notice any notice required by law.  While any Series B Preferred Shares are outstanding, the Company shall use a transfer agent that participates in the FAST Program or any successor program.

(iii)                              Record Holder.  To the fullest extent permitted by law, the Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the applicable Conversion Date, irrespective of the date such shares of Common Stock are credited to such Holder’s account with DTC or the date of the book-entry notations evidencing such shares of Common Stock, as the case may be.

(iv)                             Company’s Failure to Timely Convert.  If a Holder has not received all of the shares of Common Stock to which such Holder is entitled on the applicable share delivery date with respect to a conversion of Series B Preferred Shares for any reason other such Holder’s failure to comply with the conditions set forth herein, then such Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Series B Preferred Shares that have not been converted pursuant to such Holder’s Conversion Notice.

(d)                     Mandatory Conversion at the Company’s Election.  If at any time, or from time to time, from and after February 4, 2024 (the “Mandatory Conversion Start Date”) (i) the Closing Sale Price of the Common Stock has equaled or exceeded 190% of the Conversion Price as of the Determination Date (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the Subscription Date) (a “Mandatory Conversion Price Condition”) for at least thirty (30) consecutive Trading Days following the Mandatory Conversion Start Date (a “Mandatory Conversion Measuring Period”) and (ii) no Equity Conditions Failure has occurred during the period beginning on the first day of the applicable Mandatory Conversion Measuring Period relating to the applicable Mandatory Conversion (as defined below) through the applicable Mandatory Conversion Date (as defined below), the Company shall from time to time have the right to require the Holders to convert all, or any portion, of the outstanding Series B Preferred Shares, as designated in the Mandatory Conversion Notice relating to the applicable Mandatory Conversion on the applicable Mandatory Conversion Date into fully paid, validly issued and nonassessable shares of Common Stock at the Conversion Rate as of the applicable Mandatory Conversion Date (a “Mandatory Conversion”).  The Company may exercise its right to require conversion under this Section 6(d) by delivering within not more than five (5) Trading Days following the end of any such Mandatory Conversion Measuring Period a written notice thereof to all Holders and the Transfer Agent (a “Mandatory Conversion Notice” and the date the Transfer Agent and all Holders received such notice is referred to as a “Mandatory Conversion Notice Date”).  Each Mandatory Conversion Notice shall be irrevocable.  Each Mandatory Conversion Notice shall (i) state (a) the Trading Day on which the applicable Mandatory Conversion shall occur, which Trading Day shall be the twentieth (20th) Trading Day following the applicable Mandatory Conversion Notice Date (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day) (a “Mandatory Conversion Date”), (b) the aggregate Conversion Amount of the Series B Preferred Shares which the Company has elected to be subject to such Mandatory Conversion from such Holder and all other Holders pursuant to this Section 6(d), (c) the number of shares of Common Stock to be issued to such Holder on the applicable Mandatory Conversion Date, (d) in the event such Mandatory Conversion cannot be consummated in full due to the limitations set forth in Section 6(e)(i), state whether the Company shall on the applicable Mandatory Conversion Date redeem the Series B Preferred Shares that cannot be converted due to such limitation (such Series B Preferred Shares that the Company has elected to be subject to a Mandatory Conversion but which cannot be so converted due to the limitations set forth in Section 6(e)(i), the “Excess Mandatory Conversion Shares”) and (e) state whether the conversion of all or any portion of the Series B Preferred Shares that the Company has elected to be subject to a Mandatory Conversion will result in the issuance of a greater number of shares of Common Stock than permitted under Section 6(e)(ii), and (ii) certify that the Mandatory Conversion Price Condition relating to the applicable Mandatory Conversion has been satisfied and that there has been no Equity Conditions Failure on any day during the period beginning on the first day of the applicable Mandatory Conversion Measuring Period prior to the related Mandatory Conversion Notice Date through the applicable Mandatory Conversion Notice Date.  If the Company confirmed that there was no such Equity Conditions Failure relating to the applicable Mandatory Conversion as of the applicable Mandatory Conversion Notice Date but an Equity Conditions Failure occurs at any time between the applicable Mandatory Conversion Notice Date and the applicable Mandatory Conversion Date (a “Mandatory Conversion Interim Period”), the Company shall provide each Holder a subsequent written notice to that effect.  If there is an Equity Conditions Failure during the applicable Mandatory Conversion Interim Period, then such Mandatory Conversion shall be null and void with respect to all or any part designated by such Holder of the unconverted Series B Preferred Shares subject to the applicable Mandatory Conversion and such Holder shall be entitled to all the rights of a holder of Series B Preferred Shares with respect to such Series B Preferred Shares; provided, however, that if a Holder waives in writing an

Equity Conditions Failure during the applicable Mandatory Conversion Interim Period, then the Company shall be required to proceed with the applicable Mandatory Conversion with respect to such Holder.  Notwithstanding anything to the contrary in this Section 6(d), until the applicable Mandatory Conversion has occurred, the Series B Preferred Shares subject to the Mandatory Conversion may be converted, in whole or in part, by a Holder into shares of Common Stock pursuant to Sections 6(a)-(c).  All Series B Preferred Shares converted by a Holder after a Mandatory Conversion Notice Date shall reduce the Series B Preferred Shares required to be converted on the related Mandatory Conversion Date.  If a Mandatory Conversion cannot be consummated in full due to the limitations set forth in Section 6(e)(i), then (i) on the applicable Mandatory Conversation Date, only that portion of the applicable Mandatory Conversion that complies with the limitations set forth in Section 6(e)(i) shall occur, (ii) unless the Company has indicated in the applicable Mandatory Conversion Notice that it shall redeem the applicable Excess Mandatory Conversion Shares on the applicable Mandatory Conversion Date, such Holder must promptly deliver one or more Conversion Notice(s) to the Company and the Transfer Agent upon disposition of any securities of the Company that would permit the conversion of any portion of such Excess Mandatory Conversion Shares and (iii) notwithstanding anything herein to the contrary, Preferential Dividends with respect to the Series B Preferred Shares which the Company has elected to be subject to such Mandatory Conversion shall cease to accrue and be payable as of the applicable Mandatory Conversion Date and all approval, consent or voting rights and any right to a Make-Whole Amount shall cease with respect to the Series B Preferred Shares not able to be so converted.  If a Mandatory Conversion consummated in full would violate the limitations set forth in (i) Section 6(e)(i), the Company may indicate in the related Mandatory Conversion Notice that it shall redeem the Excess Mandatory Conversion Shares on the applicable Mandatory Conversion Date in cash, without interest, at a price equal to the greater of (x) 100% of the Conversion Amount of the applicable Excess Mandatory Conversion Shares and (y) the product of (1) the Conversion Amount of the applicable Excess Mandatory Conversion Shares and (2) the quotient determined by dividing (x) the greatest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding the applicable Mandatory Conversion Notice Date and ending on the applicable Mandatory Conversion Date, by (y) the lowest Conversion Price in effect during such period or (ii) Section 6(e)(ii), the Company shall indicate in the related Mandatory Conversion Notice that it shall redeem the portion of the Series B Preferred Shares that is subject to a Mandatory Conversion that cannot be converted due to the limitations set forth in Section 6(e)(ii) on the applicable Mandatory Conversion Date in cash, without interest, at a price per share of Common Stock that the Company is prohibited from issuing pursuant to Section 6(e)(ii) equal to the amount set forth in the last sentence of Section 6(e)(ii).  If the Company elects to cause a Mandatory Conversion pursuant to this Section 6(d), then it must simultaneously take the same action in the same proportion with respect to all

Series B Preferred Shares to the extent practicable or, if the pro rata basis is not practicable for any reason, by lot or such other equitable method as the Company determines in good faith.  At the Mandatory Conversion Date, each Series B Preferred Share to be converted pursuant to such Mandatory Conversion shall automatically be converted into fully paid, validly issued, nonassessable shares of Common Stock at the Conversion Rate as of the applicable Mandatory Conversion Date without any further act or deed on the part of the Company, any Holder or any other Person.

(e)          Limitation on Conversions.

(i) Beneficial Ownership.  Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any Series B Preferred Shares, and no Holder shall have the right to convert any Series B Preferred Shares pursuant to the terms and conditions of this Certificate of Designation, and any such conversion shall be null and void and treated as if it had never occurred, to the extent that after giving effect to such conversion, such Holder, together with its Attribution Parties collectively would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  For purposes of determining the number of shares of Common Stock the Holder may acquire upon conversion of Series B Preferred Shares without exceeding the Maximum Percentage, the Holder and its Attribution Parties shall be deemed to beneficially own the aggregate number of shares of Common Stock beneficially owned by the Holder and its Attribution Parties plus the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Shares with respect to which the determination hereunder is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Series B Preferred Shares beneficially owned by such Holder or any of its Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by such Holder or any of its Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 6(e)(i).  For purposes of this Section 6(e)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, taking into account the provisions of the preceding sentence.  For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of Series B Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly

Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”).  If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall  notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 6(e)(i), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be converted pursuant to such Conversion Notice.  For any reason at any time, upon the written request of any Holder, the Company shall within two (2) Trading Days confirm in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series B Preferred Shares, by such Holder and any of its Attribution Parties since the date as of which the Reported Outstanding Share Number was reported.  In the event that the issuance of shares of Common Stock to a Holder upon exercise of such Holder’s Series B Preferred Shares results in such Holder and its other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which such Holder’s and its other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares.  Upon delivery of a written notice to the Company, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (A) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, (B) any such decrease may not be effected between a Mandatory Conversion Notice Date and the related Mandatory Conversion Date and (C) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other Holder that is not an Attribution Party.  For purposes of clarity, the shares of Common Stock underlying the Series B Preferred Shares in excess of the Maximum Percentage shall not be deemed to be beneficially owned by a Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(e)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 6(e)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitation contained in this paragraph may not be waived and shall apply to a successor holder of Series B Preferred Shares.

(ii) Principal Market Regulation.  The Company shall not be obligated to issue any shares of Common Stock pursuant to the terms of this Certificate of Designation, and the Holders shall not have the right to receive any shares of Common Stock pursuant to the terms of this Certificate of Designation, to the extent the issuance of such shares of Common Stock would exceed 6,330,357 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the Subscription Date) (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or if the Principal Market allows for a greater number of shares of Common Stock to be issued pursuant to this Certificate of Designation.  Until such approval is obtained, no Holder shall be issued in the aggregate, pursuant to the terms of this Certificate of Designation, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of Series B Preferred Shares issued to such Holder pursuant to the Securities Purchase Agreement on the Issuance Date(s) that occurred on or prior to the applicable date of determination and the denominator of which is the aggregate number of all Series B Preferred Shares issued to the initial Holders pursuant to the Securities Purchase Agreement on the Issuance Date(s) that occurred on or prior to the applicable date of determination (with respect to each such Holder, the “Exchange Cap Allocation”).  In the event that any Holder shall sell or otherwise transfer any of such Holder’s Series B Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.  In the event that any Holder shall have converted any of such Holder’s Series B Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such Holder’s Exchange Cap Allocation, then the difference between such Holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the shares of Common Stock underlying the Series B Preferred Shares then held by each such Holder.  In the event that the Company is prohibited from issuing any shares of Common Stock for which a Conversion Notice has been received as a result of the operation of this Section 6(e)(ii) (the “Exchange Cap Shares”), the Company shall pay out of the assets of the Company legally available therefor cash on or prior to the applicable share delivery date to such Holder in exchange for the redemption of such number of Series B Preferred Shares held by the Holder that are not convertible into such Exchange Cap Shares at a price equal to the product of (x) such number of Exchange Cap Shares and (y) the Closing Sale Price of the Common Stock on the attempted Conversion Date.

(f)           Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of the Series B Preferred Shares shall be made without charge to the Holders for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates.  The Company shall not, however, be required to pay any documentary stamp or similar tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Shares, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Series B Preferred Shares immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company (as determined in its reasonable discretion), that such tax has been paid or is not payable.

(7)         Adjustments to Conversion Rate.

(a)         Adjustments.  The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series B Preferred Shares participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding Series B Preferred Shares, in any transaction described in this Section 7(a), without having to convert their Series B Preferred Shares, as if they held a number of shares of Common Stock per Series B Preferred Share equal to multiplying (x) the quotient of the Conversion Amount and one thousand (1,000) by (y) the Conversion Rate:

(i)                                     The exclusive issuance of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

CR0 = the Conversion Rate in effect immediately prior to the close of business on (i) the Ex-Dividend Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

CR1 = the new Conversion Rate in effect immediately after the close of business on (i) the Ex-Dividend Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on (i) the Ex-Dividend Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

OS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event

Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on the Ex-Dividend Date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification.  If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Company announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(ii)                                  The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 7(a)(v) shall apply)), options or warrants entitling them to subscribe for or purchase shares of Common Stock for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the date such dividend, distribution or other issuance is publicly announced (the “Public Announcement Date”) for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [(OS0+X) / (OS0+Y)]

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Public Announcement Date for such dividend, distribution or issuance

CR1 = the new Conversion Rate in effect immediately following the close of business on the Public Announcement Date for such dividend, distribution or issuance

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Public Announcement Date for such dividend, distribution or issuance

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Public Announcement Date for such dividend, distribution or issuance

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at a price per share that is less than the Current Market Price as of the Public Announcement Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Ex-Dividend Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Company publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

(iii)                               The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than for cash in lieu of fractional shares), shares of any class of its capital stock, evidences of its indebtedness, assets, other property or securities, but excluding

(A) dividends or distributions referred to in Section 7(a)(i) or Section 7(a)(ii) hereof, (B) Distribution Transactions as to which Section 7(a)(iv) shall apply, and (C) rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 7(a)(v)  shall apply (any of such shares of its capital stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x [SP0 / (SP0 - FMV)]

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1 = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0 = the Current Market Price as of the Record Date for such dividend or distribution

FMV = the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution; provided that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series B Preferred Shares on the date the applicable Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its shares of Series B Preferred Shares, in respect of each share of Series B Preferred Shares held by such holder, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (iii) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Company announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iv)                              The Company effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be adjusted based on the following formula:

CR1 = CR0 x [(FMV + MP0) / MP0]

CR0 = the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction

CR1 = the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction

FMV = the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed per share of Common Stock to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten (10) consecutive full Trading Days commencing with, and including, the Trading Day next succeeding the effective date of the Distribution Transaction

MP0 = the arithmetic average of the Weighted Average Price per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the effective date of the Distribution Transaction

Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Rate is required under this Section 7(a)(iv), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 7(a)(iv) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 7(a)(iv).

(v)                                 If the Company has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any of the Series B Preferred Shares, Holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have (A) become exercisable or (B) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of the

Company Common Stock as described in Section 7(a)(ii) (without giving effect to the forty-five (45) day limit on the exercisability of rights, options or warrants ordinarily subject to such Section 7(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 7(a)(i) or Section 7(a)(iii), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 7(a)(v), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series B Preferred Shares in such transfer after the time such Holder becomes, or its affiliate or associate becomes, an “acquiring person.”

(b)         Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided further that any such adjustment of less than one percent that has not been made will be made upon any conversion.

(c)          When No Adjustment Required.

(i)                                     Except as otherwise provided in this Section 7, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(ii)                                  Except as otherwise provided in this Section 7, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(iii)                               No adjustment to the Conversion Rate will be made:

(A)       upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B)       upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or officer benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(C)       except as otherwise provided in this Section 7 upon the issuance of any shares of Common Stock pursuant to any Option, warrant, right, or exercisable, exchangeable or Convertible Security;

(D)       for dividends or distributions declared or paid to holders of Common Stock in which Holders participate pursuant to Section 5; or

(E)        for a change in the par value of the Common Stock.

(d)         Successive Adjustments. After an adjustment to the Conversion Rate under this Section 7, any subsequent event requiring an adjustment under this Section 7 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e)          Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 7 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 7 is applicable to a single event, the subsection shall be applied that produces the highest adjusted Conversion Rate.

(f)           Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 7, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

(i)                                     compute the adjusted applicable Conversion Rate in accordance with this Section 7 and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the applicable Conversion Rate, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii)                                  provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(g)          Transfer Agent. The Transfer Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Transfer Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to Section 7(f) and any adjustment contained therein and the Transfer Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Transfer Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series B Preferred Shares or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 7.

(8)         Offer To Repurchase.   If, at any time while any Series B Preferred Shares remain outstanding, the Company redeems or repurchases any of its Equity Interests (other than Series B Preferred Shares pursuant to the terms hereof and other than the redemption or repurchase of any Exempted Buyback Shares) (an “Offer to Repurchase Event”), the Company shall deliver a written notice thereof (an “Offer to Repurchase Notice”) no later than five (5) Business Days following the end of the Calendar Quarter during which one or more Offer to Repurchase Events occurred to all, but not less than all, of the Holders and the Transfer Agent (the date the Transfer Agent and all Holders received such notice is referred to as an “Offer to Repurchase Notice Date”) and offer to repurchase (an “Offer to Repurchase”) from each Holder a number of such Holder’s Series B Preferred Shares equal to no less than such Holder’s Offer to Repurchase Pro Rata Portion of the Offer to Repurchase Percentage of the Series B Preferred Shares then issued and outstanding (such number of Series B Preferred Shares, the “Offer to Repurchase Shares”).  An Offer to Repurchase shall offer to redeem each such Offer to Repurchase Share for cash at a price equal to the applicable Offer to Repurchase Price.  Within twenty (20) Business Days after the receipt by the Holder of an Offer to Repurchase Notice, each Holder may require the Company to redeem to the fullest extent permitted by law and out of funds lawfully available therefor, at the Offer to Repurchase Price, up to the amount of such Holder’s Offer to Repurchase Shares by delivering written notice thereof (an “Acceptance Notice”) to the Company which Acceptance Notice shall indicate the number of Offer to Repurchase Shares that such Holder is electing to redeem and the wire instructions for the payment of the applicable Offer to Repurchase Price to such Holder.  Each Offer to Repurchase shall occur on the thirtieth (30th) Business Day following the end of the Calendar Quarter during which one more Offers to Repurchase giving rise to the applicable Offer to Repurchase occurred (an “Offer to Repurchase Date”).  Each Offer to Repurchase Notice shall (A) describe the applicable Offer to Repurchase Event, including, without limitation, the calculation of the Offer to Repurchase Pro Rata Portion, the Offer to Repurchase Percentage and the Offer to Repurchase Price and (B) state the maximum Offer to Repurchase Price to be paid to such Holder on such Offer to Repurchase Date.  The Company shall publicly disclose (as part of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or on a Current Report on Form 8 K or otherwise), that an Offer to Repurchase Event has occurred and that, pursuant to the terms of this Certificate of Designation, each Holder may require the Company to redeem a number of Series B Preferred Shares equal to the Offer to Repurchase Percentage of the Series B Preferred Shares then issued and outstanding at the applicable Offer to Repurchase Price per Series B Preferred Share being redeemed.  On the applicable Offer to Repurchase Date the Company shall deliver or shall cause to be delivered to the Holder to the fullest extent permitted by law and out of funds lawfully available therefor the Offer to Repurchase Price in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company in its Acceptance Notice.  All Series B Preferred Shares converted by the Holder after the Offer to Repurchase Notice Date shall reduce the Holder’s right to require redemption of the Holder’s Offer to Repurchase Shares on a one-for-one basis.

(9)         Change of Control Redemption Rights.

(a)         Holders’ Change of Control Redemption Right.  No later than ten (10) days prior to the consummation of a Change of Control, or, if not practicable as promptly as reasonably practicable after the Company is aware of such Change of Control, the Company shall deliver written notice thereof to the Holders and publicly disclose such notice (a “Change of Control Notice”) setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date if then known.  At any time during the period beginning after a Holder’s receipt of a Change of Control Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control, such Holder may require the Company to redeem (a “Change of Control Redemption”), to the fullest extent permitted by law and out of funds lawfully available therefor, all or any portion of such Holder’s Series B Preferred Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company and the Transfer Agent, which Change of Control Redemption Notice shall indicate the number of Series B Preferred Shares such Holder is electing to redeem and include wire instructions for the payment of the applicable Change of Control Redemption

Price.  Any Series B Preferred Shares subject to redemption pursuant to this Section 9(a) shall, to the fullest extent permitted by law and out of funds lawfully available therefor, be redeemed by the Company in cash, without interest, at a price equal to the sum of (A) the greater of (x) the Conversion Amount of the Series B Preferred Shares being redeemed and (y) the Change of Control As-Converted Value with respect to the Series B Preferred Shares being redeemed and (B) the Make-Whole Amount (the “Change of Control Redemption Price”).  The Company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received at least five (5) Trading Days prior to the consummation of such Change of Control and within five (5) Trading Days after the Company’s receipt of such notice otherwise (the “Change of Control Redemption Date”).  Once a Change of Control Redemption Notice has been delivered, the Series B Preferred Shares submitted for redemption under this Section 9(a) may not be converted, in whole or in part, pursuant to Sections 6(a)-(c).

(b)         Redemption by the Company Upon a Qualified Change of Control. In the case of a Change of Control in which the Successor Entity is not a publicly traded corporation whose common capital stock is quoted on or listed for trading on an Eligible Market (a “Qualified Change of Control”), any shares of Series B Preferred Stock, may be redeemed, at the option of the Company (or its successor or the acquiring or surviving Person in such Qualified Change of Control), upon not less than thirty (30) days’ notice delivered to the Holders not later than ten (10) days after the consummation of such Qualified Change of Control, at a redemption price per share equal to the Change of Control Redemption Price with respect to such Qualified Change of Control. Unless the Company (or its successor or the acquiring or surviving Person in such Qualified Change of Control) defaults in making the redemption payment on the applicable redemption date, on and after the redemption date, (A) Dividends shall cease to accrue on the shares of Series B Preferred Stock so called for redemption, (B) all shares of Series B Preferred Stock called for redemption shall no longer be deemed outstanding and (C) all rights with respect to such shares of Series B Preferred Stock shall on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable in such redemption.

(c)          Assumption and Corporate Events. Upon the occurrence or consummation of any Fundamental Transaction (unless all of the outstanding shares of the Series B Preferred Stock are being redeemed on the date of the consummation of a Change of Control), the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Certificate of Designation (so that from and after the date of such Fundamental Transaction, each and every provision of this Certificate of Designation referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Certificate of Designation with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Certificate of Designation.  In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, such Holder will thereafter have the right to receive at its option upon surrender of such Holder’s Series B Preferred Shares upon the occurrence or consummation of the Corporate Event, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder’s Series B Preferred Shares prior to such Corporate Event (but not in lieu of such items still issuable under Section 5, which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holders would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder’s Series B Preferred Shares been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation).  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the conversion of the Series B Preferred Shares.

(10)                          Right of the Holders to Convert to Series B-1 and Series B-2 Preferred Stock; Company’s Option to Redeem Upon Such Request.

(a)         Conversion to Series B-1.  Each Holder shall have the right, at such Holder’s option on or prior to the thirtieth (30th) day immediately preceding the third (3rd) anniversary of the Initial Issuance Date, but not prior to the date that is sixty (60) days prior to such date, subject to the conversion procedures set forth in Section 10(e) and the Company’s right to effect a Company Dividend Increase Optional Redemption pursuant to Section 11(c)(ii), to convert each share of such Holder’s Series B Preferred Stock into one share of Series B-1 Preferred Stock (the “Series B-1 Conversion Right”).  The right of conversion may be exercised as to all or any portion of such Holder’s Series B Preferred Shares; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than ten (10) Series B Preferred Shares (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Series B Preferred Shares occurring after the Subscription Date) (or less if such conversion relates to all shares of Series B Preferred Shares then held by such Holder).  On the third (3rd) anniversary of the Initial Issuance Date (the “Series B-1 Conversion Date”), if the Company has not delivered a Company Dividend Increase Optional Redemption Notice prior to such date, then the Company shall convert the amount of Series B Preferred Shares specified in the Dividend Increase Conversion Notice (as defined in Section 10(e)), if any, to shares of Series B-1 Preferred Stock as of the Series B-1 Conversion Date.  For the avoidance of doubt, the Conversion Amount of the shares of Series B-1 Preferred Stock to be issued upon such conversion shall equal the Conversion Amount of the Series B Preferred Shares and submitted for conversion upon exercise of the Series B-1 Conversion Right set forth herein.

(b)         Reservation of Shares for Designation as Series B-1 Preferred Stock.  The Company shall at all times reserve and keep available out of its authorized and unissued shares of Preferred Stock, solely for designation as Series B-1 Preferred Stock to be issued upon the conversion of the Series B Preferred Stock, such number of shares of Preferred Stock as shall from time to time be equal to the number of shares of Series B-1 Preferred Stock issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. Any shares of Series B-1 Preferred Stock issued upon conversion of Series B Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.

(c)          Conversion to Series B-2.  Each Holder shall have the right, at such Holder’s option on or prior to the thirtieth (30th) day immediately preceding the fifth (5th) anniversary of the Initial Issuance Date, but not prior to the date that is sixty (60) days prior to such date, subject to the conversion procedures set forth in Section 10(e) and the Company’s right to effect a Company Dividend Increase Optional Redemption pursuant to Section 11(c)(ii), to convert each share of such Holder’s Series B Preferred Stock and/or Series B-1 Preferred

Stock into a share of Series B-2 Preferred Stock (the “Series B-2 Conversion Right”).  The right of conversion may be exercised as to all or any portion of such Holder’s Series B Preferred Shares and/or Series B-1 Preferred Stock; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than ten (10) Series B Preferred Shares (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Series B Preferred Shares occurring after the Subscription Date) and/or ten (10) shares of Series B-1 Preferred Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the shares of Series B-1 Preferred Stock occurring after the Subscription Date) (or, in each case, less if such conversion relates to all shares of Series B Preferred Shares or shares of Series B-1 Preferred Stock, as applicable, then held by such Holder).  On the fifth (5th) anniversary of the Initial Issuance Date (the “Series B-2 Conversion Date” and together with the Series B-1 Conversion Date a “Dividend Increase Conversion Date”), if the Company has not delivered a Company Dividend Increase Optional Redemption Notice prior to such date, then the Company shall convert the amount of Series B Preferred Shares and/or shares of Series B-1 Preferred Stock, as applicable, specified in the Dividend Increase Conversion Notice to shares of Series B-2 Preferred Stock as of the Series B-2 Conversion Date.  For the avoidance of doubt, (i) the Conversion Amount of the shares of Series B-2 Preferred Stock to be issued upon such conversion shall equal the Conversion Amount of the Series B Preferred Shares and/or the shares of Series B-1 Preferred Stock submitted for conversion upon exercise of the Series B-2 Conversion Right set forth herein and (ii) the Series B-2 Conversion Right entitles (x) a Holder to convert all or some of such Holder’s Series B Preferred Shares into shares of Series B-2- Preferred Stock and (y) a holder of shares of Series B-1 Preferred Stock to convert all or some of such Holder’s shares of Series B-1 Preferred Stock into shares of Series B-2- Preferred Stock.

(d)         Reservation of Shares for Designation as Series B-2 Preferred Stock. The Company shall at all times reserve and keep available out of its authorized and unissued shares of Preferred Stock, solely for designation a Series B-2 Preferred Stock, to be issued upon the conversion of the Series B Preferred Stock and/or Series B-1 Preferred Stock, such number of shares of Series B-2 Preferred Stock as shall from time to time be equal to the number of shares of Series B Preferred Stock and shares of Series B-1 Preferred Stock issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. Any shares of Series B-2 Preferred Stock issued upon conversion of Series B Preferred Stock and/or Series B-1 Preferred Stock, as applicable, shall be duly authorized, validly issued, fully paid and nonassessable.

(e)          Notice of Intended Conversion. To exercise its Series B-1 Conversion Right or its Series B-2 Conversion Right, a Holder shall, not less than thirty (30) days prior to the third (3rd) or fifth (5th) anniversary of the Initial Issuance Date, as applicable, but not prior to the date that is sixty (60) days prior to such date, (A) deliver a written notice executed by the registered Holder of the Series B Preferred Shares and/or shares of Series B-1 Preferred Stock, as applicable, subject to such conversion (a “Dividend Increase Conversion Notice”) to the Company and the Transfer Agent, which Dividend Increase Conversion Notice shall indicate the amount of Series B Preferred Shares and/or shares of Series B-1 Preferred Stock, as applicable, such Holder is electing to convert pursuant to Sections 10(a) or (c), as applicable; and (B) deliver to the Transfer Agent funds for the payment of any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 6(f).

(f)           Series B-1 and B-2 Certificates of Designation. If a Holder validly delivers a Dividend Increase Conversion Notice and the Company does not exercise its right to redeem pursuant to Section 10(e) with respect to all Series B Preferred Shares and/or shares of Series B-1 Preferred Stock, as applicable, specified in the Holder’s Dividend Increase Conversion Notice, then the Company shall, prior to the Dividend Increase Conversion Date, file a Certificate of Designation setting forth the designation, preferences and rights of the Series B-1 Preferred Stock or Series B-2 Preferred Stock, as applicable, which Certificate of Designation will be in the same form as this Certificate of Designation, except for changes (i) to account for the different series, different dates, including issuance dates, and changes in law, (ii) in the case of the Series B-1 Preferred Stock Certificate of Designation, to Sections 10 and 11 to, among other things, account for the right of Series B-1 Preferred Stock to convert into Series B-2 Preferred Stock, to reserve an adequate amount of shares of Preferred Stock to accommodate such conversion right and to provide a redemption right by the Company analogous to the rights in Section 11(c)(ii) to provide for the Company’s right to redeem the shares of Series B-1 Preferred Stock upon a Holder exercising its right to convert shares of Series B-1 Preferred Stock into Series B-2 Preferred Stock and, in the case of the Series B-2 Preferred Stock Certificate of Designations to eliminate this Section 10 conversion right for the Series B-2 Preferred Stock and the corresponding Company redemption right in Section 11(c)(ii) and (iii) to the Preferential Dividend Rate, which with respect to the Series B-1 Preferred Stock shall replace “3.60%” with “5.60%”, and with respect to the Series B-2 Preferred Stock shall replace “3.60%” or “5.60%”, as the case may be, with “7.60%”.  The Series B-1 Preferred Stock and Series B-2 Preferred Stock shall have the same preferences and rights as the Series B Preferred Stock, other than solely with respect to the Preferential Dividend Rate. For the avoidance of doubt, Dividends on the shares of Series B-1 Preferred Stock and on the shares of Series B-2 Preferred Stock shall start to accrue as of the applicable Dividend Increase Conversion Date.

(11)                          Optional Redemptions.

(a)         General.  Other than as specifically permitted by this Certificate of Designation, the Company may not redeem any of the outstanding Series B Preferred Shares.

(b)         Optional Redemption at the Holder’s Election.  At any time on or after November 6, 2026 (the “Optional Trigger Date”), each Holder shall have the right to require that the Company redeem (a “Holder Optional Redemption”), to the fullest extent permitted by law and out of funds lawfully available therefor, all or any portion of such Holder’s Series B Preferred Shares by delivering a duly executed written notice thereof (a “Holder Optional Redemption Notice” and the date the Holder delivers such notice, the “Holder Optional Redemption Notice Date”) to the Company and the Transfer Agent which notice shall state (i) the number of Series B Preferred Shares that is being redeemed by such Holder, (ii) the date on which the Holder Optional Redemption shall occur which date shall be the ninetieth (90th) day (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day) following the applicable Holder Optional Redemption Notice Date (a “Holder Optional Redemption Date”) and (iii) the wire instructions for the payment of the applicable Holder Optional Redemption Price (as defined below) to such Holder.  The Series B Preferred Shares subject to redemption pursuant to this Section 11(b) shall, to the fullest extent permitted by law and out of funds lawfully available therefor, be redeemed by the Company on the Holder Optional Redemption Date in cash, without interest, at a price (the “Holder Optional Redemption Price”) equal to 100% of the Conversion Amount being redeemed.

(c)          Redemption at the Option of the Company.

(i)                                    2027 Company Redemption.  At any time after the Optional Trigger Date, so long as there has been no Equity Conditions Failure during the period beginning on the applicable Company 2027 Optional Redemption Notice Date (as defined below) through the applicable Company 2027 Optional Redemption Date (as defined below), the Company shall have the right to redeem all or any portion of the Series B Preferred Shares then outstanding as designated in the applicable Company 2027 Optional Redemption Notice (as defined below) (the “Company 2027 Optional Redemption Shares”) on the applicable Company 2027 Optional Redemption Date (as defined below) (a “Company 2027 Optional Redemption”).  Each Company 2027 Optional Redemption Share shall be redeemed by the Company on the applicable Company 2027 Optional Redemption Date in cash, without interest, at a price equal to 100% of the Conversion Amount of such Company 2027 Optional Redemption Share.  The Company may exercise its right to redeem the Company 2027 Optional Redemption Shares under this Section 11(c)(i) by delivering a written notice thereof to all, but not less than all, of the Holders and the Transfer Agent (a “Company 2027 Optional Redemption Notice” and the date all of the Holders and the Transfer Agent are given such notice is referred to as a “Company 2027 Optional Redemption Notice Date”). Each Company 2027 Optional Redemption Notice shall be irrevocable.  Each Company

2027 Optional Redemption Notice shall (A) state the date on which the applicable Company 2027 Optional Redemption shall occur (a “Company 2027 Optional Redemption Date”), which date shall be the ninetieth (90th) day (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day) following the applicable Company 2027 Optional Redemption Notice Date, (B) state the number of the Series B Preferred Shares which the Company has elected to redeem from the Holders on the applicable Company 2027 Optional Redemption Date and (C) confirm that there has been no Equity Conditions Failure during the period beginning on the applicable Company 2027 Optional Redemption Date through the applicable Company 2027 Optional Redemption Notice Date.

(ii)                                 Company Redemption Upon Dividend Increase.  If one or more Holders delivered a Dividend Increase Conversion Notice to the Company and the Transfer Agent in compliance with Section 10, so long as there has been no Equity Conditions Failure during the period beginning on the third (3rd) anniversary of the Initial Issuance Date or the fifth (5th) anniversary of the Initial Issuance Date, as applicable, through the applicable Company Dividend Increase Optional Redemption Date (as defined below), the Company shall have the right to redeem all or any portion of the Series B Preferred Shares and/or shares of Series B-1 Preferred Stock, as applicable, for which an increase in the Preferential Dividend Rate has been demanded, as designated in the applicable Company Dividend Increase Optional Redemption Notice (as defined below) (such shares the “Company Dividend Increase Optional Redemption Shares” and together with the Company 2027 Optional Redemption Shares, the “Company Optional Redemption Shares”) on the applicable Company Dividend Increase Optional Redemption Date (a “Company Dividend Increase Optional Redemption” and together with a Company 2027 Optional Redemption, a “Company Optional Redemption”).  The Company Dividend Increase Optional Redemption Shares shall be redeemed by the Company on the applicable Company Dividend Increase Optional Redemption Date in cash, without interest, at a price equal to 100% of the Conversion Amount of the Company Dividend Increase Optional Redemption Shares to be redeemed (a “Company Dividend Increase Optional Redemption Price” and together with a Company Dividend Increase Optional Redemption Price, a “Company Optional Redemption Price”).  The Company may exercise its right to require redemption under this Section 11(c)(ii) by delivering a written notice thereof by no later than the third (3rd) anniversary of the Initial Issuance Date or the fifth (5th) anniversary of the Initial Issuance Date, as applicable (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day), to the Transfer Agent and all, but not less than all, of the Holders who delivered a Dividend Increase

Conversion Notice to the Company and the Transfer Agent in compliance with this Section 11 (a “Company Dividend Increase Optional Redemption Notice” and together with a Company 2027 Optional Redemption Notice, a “Company Optional Redemption Notice”, and the date such notice is given to all of the Holders and the Transfer Agent is referred to as a “Company Dividend Increase Optional Redemption Notice Date” and together with a Company 2027 Optional Redemption Notice Date, a “Company Optional Redemption Notice Date”).  Each Company Dividend Increase Optional Redemption Notice shall be irrevocable.  Each Company Dividend Increase Optional Redemption Notice shall (A) state the date on which the applicable Company Dividend Increase Optional Redemption shall occur (a “Company Dividend Increase Optional Redemption Date” and together with a Company 2027 Optional Redemption Date, a “Company Optional Redemption Date”), which date shall be the thirtieth (30th) day (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day) following the applicable Company Dividend Increase Optional Redemption Notice Date, (B) state the aggregate Conversion Amount of the Series B Preferred Shares and/or shares of Series B-1 Preferred Stock, as applicable, which the Company has elected to redeem from the Holders on the applicable Company Dividend Increase Optional Redemption Date and (C) confirm that there has been no Equity Conditions Failure during the period beginning on the applicable Company Dividend Increase Optional Redemption Date through the applicable Company Dividend Increase Optional Redemption Notice Date.

(iii)                              Company Optional Redemptions.  If the Company confirmed that there was no such Equity Conditions Failure as of the applicable Company Optional Redemption Notice Date but an Equity Conditions Failure occurs between the applicable Company Optional Redemption Notice Date and the applicable Company Optional Redemption Date (a “Company Optional Redemption Interim Period”), the Company shall provide the Holders a subsequent written notice to that effect.  If there is an Equity Conditions Failure during such Company Optional Redemption Interim Period, then the applicable Company Optional Redemption shall be null and void with respect to all or any part designated by such Holder of the applicable unconverted Company Optional Redemption Shares and such Holder shall be entitled to all the rights of a Holder with respect to such applicable Company Optional Redemption Shares.  Notwithstanding anything to the contrary in this Section 11, until the applicable Company Optional Redemption Shares are redeemed, the applicable Company Optional Redemption Shares may be converted, in whole or in part, by the Holders into shares of Common Stock pursuant to Sections 6(a)-(c).  All Series B Preferred Shares converted by a

Holder after the applicable Company Optional Redemption Notice Date shall reduce the amount of the Holder’s Company Optional Redemption Shares on a one-for-one basis.  For the avoidance of doubt, any Series B Preferred Shares that are subject to a Conversion Notice delivered to the Company may no longer be subject to a Company Optional Redemption.  If the Company elects to cause a Company Optional Redemption pursuant to this Section 11, then it must simultaneously take the same action in the same proportion with respect to all Company Dividend Increase Optional Redemption Shares subject to the applicable dividend increase to the extent practicable or, if the pro rata basis is not practicable for any reason, by lot or such other equitable method as the Company determines in good faith. If the applicable Company Optional Redemption Notice shall have been duly given, the Company shall irrevocably deposit or set aside the aggregate Company Optional Redemption Price to be paid to all Holders of the Company Optional Redemption Shares entitled thereto and, from and after the applicable Company Optional Redemption Date, the applicable Company Optional Redemption Price shall promptly be paid to all former Holders of Company Optional Redemption Shares entitled thereto in respect thereof.  So long as the applicable aggregate Company Optional Redemption Price shall be paid in full to such Holders or is irrevocably deposited or set aside with a depository for payment to the Holders, the applicable Company Optional Redemption shall be effective with respect to all Company Optional Redemption Shares on the applicable Company Optional Redemption Date, and thereupon dividends with respect to such Company Optional Redemption Shares shall cease to accrue and all rights with respect to such Company Optional Redemption Shares shall forthwith terminate.

(d)         Void Redemption.  In the event that the Company does not pay a Redemption Price within the applicable time period, at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Series B Preferred Shares that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company and the Transfer Agent (the “Void Optional Redemption Notice”).  Upon the Company’s receipt of such Void Optional Redemption Notice, (i) any applicable redemption notice of Holder shall be null and void with respect to those Series B Preferred Shares subject to the Void Optional Redemption Notice and (ii) the Company shall immediately return any Series B Preferred Shares subject to the Void Optional Redemption Notice.

(e)          Effect of Redemption.  Subject to Section 11(d), effective immediately prior to the close of business on the day before any Series B Preferred Shares are redeemed pursuant to this Certificate of Designation,

Dividends shall no longer accrue or be declared on any such shares of Series B Preferred Stock, and such shares of Series B Preferred Stock shall cease to be outstanding.

(f)           Status of Redeemed Shares.  Shares of Series B Preferred Stock redeemed in accordance with this Certificate of Designation shall return to the status of and constitute authorized but unissued shares of Preferred Stock, without classification as to series until such shares are once more classified as to a particular series by the Board pursuant to provisions of the Charter.

(12)                          Reservation of Shares.  The Company shall have sufficient authorized and unissued shares of Common Stock for each of the Series B Preferred Shares equal to no less than (i) during the period from the Issuance Date until the date, if ever, that the Company obtains the approval of its stockholders providing for the issuance of all of the shares of Common Stock issued and issuable pursuant to the terms of the Certificate of Designation in accordance with the rules and regulations of the Principal Market without giving effect to the Exchange Cap (the date, if any, such affirmative approval is obtained, the “Stockholder Approval Date”), 6,330,357 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the Subscription Date) (the “Initial Required Reserved Amount”) and (ii) from and after the Stockholder Approval Date, if any, the greater of (x) the Initial Required Reserved Amount and (y) 110% of the maximum number of shares of Common Stock issuable with respect to the outstanding Series B Preferred Shares pursuant to the terms of the Certificate of Designation (assuming for purposes hereof, that no Dividends accrue and that the Series B Preferred Shares are convertible at the Conversion Rate (as defined in the Certificate of Designation) and without taking into account any limitations on the conversion of the Series B Preferred Shares set forth in the Certificate of Designation) (the “Subsequent Required Reserved Amount” and together with the Initial Required Reserved Amount, the “Required Reserved Amount”).  The Company shall, so long as any of the Series B Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of issuing shares of Common Stock with respect of the Series B Preferred Shares pursuant to the terms of this Certificate of Designation, no less than a number of shares of Common Stock equal to the applicable Required Reserved Amount.

(13)                          Voting Rights.  Each Holder shall be entitled to the whole number of votes equal to the number of whole shares of Common Stock into which such Holder’s Series B Preferred Shares would be convertible (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage, other than the limitations on conversion set forth in Section 6(e)(ii), which will apply) on the record date for the vote or consent of stockholders or if no record date is established, at the date such vote or consent is taken, and shall otherwise have voting rights and consent rights equal to the voting rights and consent rights of the Common Stock to the fullest extent permitted by law, but in lieu of using the Conversion Price in effect as of the applicable record date, such votes shall be calculated based on the higher of (i) $38.51 per share and (ii) the Conversion Price as of the Determination Date (the “Number of Preferred Share Votes”); provided that if the Company at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Number of Preferred Share Votes in effect immediately prior to such subdivision will be proportionately increased and if the Company at any time after the Subscription Date combines (by combination, reverse stock split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Number of Preferred Share Votes in effect immediately prior to such combination will be proportionately decreased; provided, however, that the Required Holders, by written notice to the Company, may terminate the voting rights set forth in this Section 13 effective at any time from and after the registration of the Series B Preferred Shares under the Exchange Act.  Each Holder shall be entitled to receive the same prior notice of any stockholders’ meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders, in which case the Holders only shall vote as a separate class, or those matters required by law to be submitted to a class vote of solely the holders of Common Stock, in which case such holders only shall vote as a separate class.

(14)                          Series B Preferred Stock Approval Rights.  In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Charter, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before the Company may: (a) create (by reclassification or otherwise), or authorize the creation of, or issue or obligate itself to issue additional or other Senior Stock or securities exchangeable for or convertible or exercisable into Senior Stock, (b) so long as the Designee and/or any of its Affiliates beneficially own, in the aggregate, at least the Minimum Ownership Threshold, create (by reclassification or otherwise), or authorize the creation of, or issue or obligate itself to issue additional or other Pari Passu Stock or securities exchangeable for or convertible or exercisable into Pari Passu Stock, (c) amend or repeal any provision of, or add any provision to, the Charter, or file any certificate of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions of the Series B Preferred Shares, regardless of whether any such action shall be by means of amendment to the Charter or by merger, consolidation or otherwise and provided that an increase in the authorized number of shares of Preferred Stock, other than Series B Preferred Shares, or the creation or issuance of Pari Passu Stock (if not prohibited by clause (b) above) or Junior Stock will not be deemed to adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Shares, (d) increase or decrease (other than by conversion or redemption in accordance with the terms hereof) the authorized number of shares of Series B Preferred Shares, or (e) amend or waive any provision of the Certificate of Designation that would be adverse to the Series B Preferred Shares.  Notwithstanding the provisions of this Section 14, in the event of a Fundamental Transaction, so long as: (i) the Series B Preferred Stock remains outstanding following consummation of such Fundamental Transaction with its terms materially unchanged, taking into account that, upon the occurrence of such a Fundamental Transaction, the Company may not be the surviving entity (in which case, the Series B Preferred Stock may be converted into or exchanged for preferred stock of the surviving entity having terms substantially the same as the Series B Preferred Stock) and, if applicable, with any changes to the terms of the Series B

Preferred Stock required pursuant to and made in compliance with the provisions of Section 9(c) in connection with such Fundamental Transaction and (ii) if such transaction also constitutes a Change of Control, the provisions of Section 9(a) and Section 9(b) are complied with in connection with such Fundamental Transaction, then the occurrence of such Fundamental Transaction shall not be deemed to adversely affect the powers, preferences, or other special rights or privileges of the Series B Preferred Stock or its Holders and in such case such Holders shall not have any voting rights with respect to the occurrence of such Fundamental Transaction pursuant to this Section 14.

(15)                          General Provisions.

(a)                     In addition to the above provisions with respect to Series B Preferred Shares, the Series B Preferred Shares shall be subject to and be entitled to the benefit of the provisions set forth in the Charter with respect to preferred stock of the Company generally; provided, however, that in the event of any conflict between such provisions, the provisions set forth in this Certificate of Designation shall control.

(b)                     Any Series B Preferred Shares which are converted, repurchased or redeemed shall be automatically and immediately retired and shall not be reissued, sold or transferred.

(c)                      Whenever notice is required to be given under this Certificate of Designation, unless otherwise provided herein, such notice shall be given by first-class mail to each record Holder of outstanding Series B Preferred Shares as such Holder’s address as the same appears on the books of the Company or the Transfer Agent. With respect to any notice to a Holder required to be provided hereunder, neither the failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

(d)                     Whenever any amount expressed to be due by the terms of this Certificate of Designation is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day without interest or penalty.

(16)                          Transfer of Series B Preferred Shares.  A Holder may transfer some or all of the Series B Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such transfer is in compliance with applicable securities laws.

(17)                          Series B Preferred Share Register.

(a)                     Notwithstanding anything to the contrary herein, the shares of Preferred Stock and any shares of Common Stock issued upon conversion thereof will be in uncertificated, book entry form as permitted by the bylaws of the Company and the Delaware

General Corporation Law. Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall, or shall cause the Transfer Agent to, send to the registered owner thereof a notice of ownership of capital stock of the Company containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law.

(b)                     The Company or the Transfer Agent shall maintain a register for the Series B Preferred Shares, in which the Company or the Transfer Agent shall record the name and address of the Persons in whose name the Series B Preferred Shares have been issued, as well as the name and address of each transferee.  The Company may treat the Person in whose name any Series B Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(c)                      The Company or the Transfer Agent shall maintain records showing the number of Series B Preferred Shares converted and/or redeemed and the dates of such conversions and/or redemptions.  In the event of any dispute or discrepancy, such records of the Company establishing the number of Series B Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error.

(18)                          Certain Defined Terms.  For purposes of this Certificate of Designation the following terms shall have the following meanings:

(a)         “Affiliate” shall have the meaning ascribed to such term in Rule 405 of the Securities Act.

(b)         “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the applicable Issuance Date, directly or indirectly managed or advised by such Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act.  For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(c)          “Bloomberg” means Bloomberg Financial Markets.

(d)         “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)          “Calendar Quarter” means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(f)           “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(g)          “Change of Control As-Converted Value” means, with respect to any Series B Preferred Shares, the product of (i) the quotient of the Conversion Amount of such Series B Preferred Shares and one thousand (1,000) multiplied by (ii) the Conversion Rate multiplied by (iii) the Make-Whole Stock Price with respect to the applicable Change of Control.

(h)         “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the Fair Market Value.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction relating to the Common stock during the applicable calculation period.

(i)             “Common Stock” means (i) the Company’s shares of common stock, par value $0.01 per share and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reorganization, recapitalization or reclassification of such Common Stock.

(j)            “Conversion Amount” means, for each Series B Preferred Share, the sum of (i) the Stated Value, (ii) accrued and unpaid Dividends, if any, with respect to such Series B Preferred Share and (iii) any accrued and unpaid interest accrued pursuant to Section 5.

(k)         “Conversion Date” means with respect to a conversion pursuant to Section 6, the date on which the Holder complied with the procedures in Section 6(c)(i) thereof.

(l)             “Conversion Price” means (i) prior to the Determination Date, $50.06, (ii) as of the Determination Date, a price per share (as adjusted after the Determination Date in accordance with this Certificate of Designation) equal to the lower of (A) the greater of: (x) 122.50% of the arithmetic average of the ten (10) consecutive Weighted Average Prices of the Common Stock immediately following the Public Announcement (all such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction relating to the Common Stock occurring during such period) and (y) $34.66 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring between the Subscription Date and the Determination Date) and (B) $50.06 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring between the Subscription Date and the Determination Date) and (iii) thereafter, such price set forth in clause (iv), subject to adjustment as set forth herein.

(m)     “Conversion Rate” means, subject to adjustment as set forth herein, for each share of Series B Preferred Stock, an amount equal to the quotient of (i) 1,000 and (ii) the Conversion Price.

(n)         “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(o)         “Current Market Price” per share of Common Stock, as of any date of determination, means the arithmetic average of the Weighted Average Price per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on the Trading Day immediately preceding such day, adjusted to take into account the occurrence during such period of any event described in Section 7.

(p)         “Designee” means Starboard Value and Opportunity Master Fund Ltd.

(q)         “Determination Date” means the date (as of the time on such date) that completes ten (10) Weighted Average Prices of the Common Stock after the Public Announcement.

(r)            “Distribution Transaction” means any transaction by which a Subsidiary of the Company ceases to be a Subsidiary of the Company by reason of the distribution of such Subsidiary’s equity securities to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

(s)           “Eligible Market” means the Principal Market, The Nasdaq Capital Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.

(t)            “Equity Conditions” means each of the following conditions:  (i) all shares of Common Stock issuable pursuant to the terms of this Certificate of Designation (without regard to any restriction or limitation on conversion as set forth herein), including, without limitation, as applicable, any shares of Common Stock to be issued on the applicable Mandatory Conversion Date or shares of Common Stock issuable upon conversion of the Series B Preferred Shares that are subject to the applicable Company Optional Redemption, shall be either (x) issuable without restrictive legends and shall be eligible for sale without restriction or limitation pursuant to Rule 144 of the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) or Rule 3(a)(9) of the Securities Act and without the need for registration under any applicable federal or state securities laws or (y) be eligible for resale without restriction or limitation pursuant to an effective registration statement that is available for use and, for the avoidance of doubt, not subject to any Allowable Grace Period (as defined in the Registration Rights Agreement); (ii) the Company shall have no knowledge of any fact that would cause, as applicable, any shares of Common Stock to be issued on the applicable Mandatory Conversion Date or shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Optional Redemption, (x) not to be resaleable pursuant to effective and available Registration Statements as required pursuant to, and in accordance with, the Registration Rights Agreement (including no knowledge of any anticipated Allowable Grace Periods), or (y) not being eligible for sale without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and any applicable state securities laws; (iii) the Common Stock is listed or designated for quotation on an Eligible Market and shall not have been suspended from trading on such exchange or market; (iv) the Company shall have delivered all shares of Common Stock to such Holder pursuant to the terms of this Certificate of Designation to the Holders as set forth in Section 6(c) hereof; and (v) the shares of Common Stock to be issued on the applicable Mandatory Conversion Date or the shares of Common Stock issuable upon conversion of the Series B Preferred Shares that are subject to the applicable Company Optional Redemption, as applicable, requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

(u)         “Equity Conditions Failure” means that as of the applicable date of determination the Equity Conditions have not each been satisfied (or waived in writing by the Holder); provided that the Company’s failure to satisfy the Equity Condition set forth in clause (iv) of the definition of “Equity Conditions” with respect to a particular Holder shall only be deemed an Equity Condition Failure with respect to such Holder (unless waived in writing by such Holder).

(v)         “Equity Interests” means (i) all shares of capital stock (whether denominated as common capital stock or preferred capital stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (ii) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(w)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)         “Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

(y)         “Exempted Buyback Shares” means (i) up to 9,914,849 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the Subscription Date) held by John Schnatter and/or his family members, and/or his and their Affiliates, charitable foundations and/or any other affiliated entities, charitable foundations or entities controlled by such Persons (collectively, the “Schnatter Persons”) at prices no higher than prevailing market prices at the time of such redemption or repurchase or (ii) shares of Common Stock from Persons other than from the Schnatter Persons, at prices no higher than prevailing market prices at the time of such redemption or repurchase; provided that the aggregate amount of repurchases and/or redemptions under this clause (ii) do not exceed, in any Calendar Quarter, 0.5%

of the outstanding shares of Common Stock at the end of each Calendar Quarter.

(z)          “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof, (i) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $50,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion.

(aa)  “Fundamental Transaction” means (i) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries on a consolidated basis to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (iii) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(bb)  “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(cc)    “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Company.

(dd)  “Initial Issuance Date” means the Initial Closing Date (as defined in the Securities Purchase Agreement).

(ee)    “Issuance Date” means with respect to the Series B Preferred Shares issued (i) at the Initial Closing (as defined in the Securities Purchase Agreement), the Initial Closing Date (as defined in the Securities Purchase Agreement), (ii) at the Optional Closing (as defined in the Securities Purchase Agreement), if any, the Optional Closing Date (as defined in the Securities Purchase Agreement) and (iii) to franchisee(s) of the Company, if any, as contemplated by Section 4(i) of the Securities Purchase Agreement, the issuance date of the Series B Preferred Shares to such franchisees.

(ff)      “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(gg)    “Make-Whole Amount” means a cash amount per $1,000 Conversion Amount of Series B Preferred Shares being redeemed in a Change of Control determined by multiplying the applicable Make-Whole Stock Price (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring with respect to the Common Stock after the Subscription Date) by the amount set forth in a table to be mutually agreed upon by the Company and the Holder which table shall be determined based on the assumptions and methodology agreed to in writing by the Company and the Designee promptly following the Determination Date (the “Make-Whole Agreement”) and disclosed on a Current Report on Form 8-K filed by the Company and shall be in the format set forth below and shall be deemed an integral part of this Certificate of Designation for all purposes hereof (the “Final Make-Whole Table”), with such amount corresponding to the date of the Change of Control occurring after the date in the first column but prior to the date, if any, on the immediately following row of the first column of the tables set forth in the Make-Whole Agreement or the Final Make-Whole Table:

Change of Control Redemption	Make-Whole Stock Price
Date	$15	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$200
February 4, 2019
February 4, 2020
February 4, 2021
February 4, 2022
February 4, 2023
February 4, 2024
February 4, 2025
February 4, 2026
February 4, 2027

The exact Make-Whole Stock Price and Change of Control Redemption Date may not be set forth in the Make-Whole Agreement or the Final Make-Whole Table, in which case, if the Make-Whole Stock Price is between two such amounts in the Final Make-Whole Table or the Change of Control Redemption Date is between two Change of Control Redemption Dates in the Final Make-Whole Table, the applicable value will be determined by straight-line interpolation between the applicable value set forth for the higher and lower Make-Whole Stock Prices and the earlier and later Change of Control Redemption Dates, as applicable, based on a 365-day year. In no event shall the Make-Whole Amount be greater than or less than the maximum and minimum values set forth in the table above and no Make-Whole Amount shall be paid with respect to a Change of Control occurring on or after February 4, 2027.

(hh)  “Make-Whole Stock Price” means (i) the cash amount paid per share of Common Stock, if the holders of Common Stock receive only cash in the applicable Fundamental Transaction or (ii) in any other situation, the price of the Common Stock at the time of the consummation of the applicable Fundamental Transaction (all such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such period).

(ii)          “Maximum Percentage” means, initially, 9.99%, which may be increased or decreased in accordance with the provisions of Section 6(e)(i); provided, however, that upon receipt by a Holder of a Mandatory Conversion Notice or a Company Dividend Increase Optional Redemption Notice, then, the Maximum Percentage shall immediately and automatically, without any further action by such Holder, be set at 9.99%.

(jj)        “Minimum Ownership Threshold” means twenty five percent (25.0%) of the Series B Preferred Shares outstanding as of the applicable date of determination.

(kk)  “Offer to Repurchase Percentage” means such percentage of such class of Equity Interests (other than Series B Preferred Shares) being redeemed or repurchased by the Company out of the total number of such class of Equity Interests issued and outstanding as of the applicable time of determination.

(ll)          “Offer to Repurchase Price” means the greater of (x) the Conversion Amount of the Series B Preferred Shares subject to the applicable Offer to Repurchase and (y) the amount set forth in (x) increased by the same percentage as the premium offered to the holders of each share, unit or other equivalent term of Equity Interest giving rise to the Offer to Repurchase determined based on the offer price relative to the Closing Sale Price of each share, unit or other equivalent term of Equity Interest being redeemed or repurchased giving rise to the Offer to Repurchase on the Trading Day immediately prior to the public announcement, of the applicable Offer to Repurchase.

(mm)      “Offer to Repurchase Pro Rata Portion” means, for each Holder, a fraction the numerator of which is the number of Series B Preferred Shares held by such Holder at the applicable time of determination and the denominator of which is the total number of Series B Preferred Shares outstanding at the applicable time of determination.  In the event that a Holder shall sell or otherwise transfer any of its Series B Preferred Shares, the transferee shall be allocated a pro rata portion of the transferring Holder’s Offer to Repurchase Pro Rata Portion.

(nn)              “Options” means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

(oo)              “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common capital or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(pp)              “Person” means an individual, a limited liability company, a partnership (limited or general), a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(qq)              “Preferential Dividend Rate” means 3.60% per annum;

(rr)                    “Principal Market” means The Nasdaq Global Select Market.

(ss)                  “Public Announcement” means the first public announcement of the transactions contemplated by the Transaction Documents, as contemplated by Section 4 (h) of the Securities Purchase Agreement.

(tt)                    “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

(uu)              “Redemption Price” means, collectively, each Offer to Repurchase Price, each Change of Control Redemption Price, each Holder Optional Redemption Price, each Company Optional Redemption Price and any other redemption price set forth herein, each of the foregoing, individually, a Redemption Price.

(vv)              “Registration Rights Agreement” means that certain registration rights agreement dated as of the Subscription Date by and among the Company and the initial holders of the Series B Preferred Shares relating to, among other things, the registration of the resale of the Series B Preferred Shares and the shares of Common Stock issuable pursuant to the terms of this Certificate of Designation, as may be amended from time to time.

(ww)          “Registration Statement” shall have the meaning ascribed to such term in the Registration Rights Agreement.

(xx)              “Required Holders” means the Holders representing at least a majority of the aggregate Series B Preferred Shares then outstanding and shall include the Designee so long as the Designee and/or any of its Affiliates is a Holder who beneficially own, in the aggregate, at least the Minimum Ownership Threshold.

(yy)              “SEC” means the United States Securities and Exchange Commission.

(zz)                “Securities Act” means the Securities Act of 1933, as amended.

(aaa)       “Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of the Subscription Date, by and among the Company and the investors referred to therein, as may be amended and/or restated from time to time.

(bbb)       “Stated Value” means, per Series B Preferred Share, $1,000, subject to adjustment to preserve such value for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series B Preferred Shares after the Subscription Date.

(ccc)          “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ddd)       “Subscription Date” means February 3, 2019.

(eee)          “Subsidiaries” means any joint venture or entity in which the Company, directly or indirectly, owns more than 50% of the voting power of shares of capital stock or other equity or similar interest, including any subsidiaries formed or acquired after the Subscription Date.

(fff)             “Successor Entity” means one or more Person or Persons (or, if so elected by the Required Holders, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ggg)          “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(hhh)       “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(iii)                   “Transfer Agent” means Computershare Shareholder Services or such other agent or agents of the Company as may be designated by the Board as the transfer agent for the Preferred Stock and/or the Common Stock, as applicable.

(jjj)                “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the Fair Market Value.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

*  *  *  *  *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by Steve M. Ritchie, its President and Chief Executive Officer, as of the 4th day of February, 2019.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Steve M. Ritchie
	Name:	Steve M. Ritchie
	Title:	President and Chief Executive Officer

EXHIBIT I

PAPA JOHN’S INTERNATIONAL, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designation of Series B Convertible Preferred Stock of Papa John’s International, Inc. (the “Certificate of Designation”).  In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Shares”), of Papa John’s International, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Number of Series B Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Rate:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series B Preferred Shares are being converted to the Holder, or for its benefit, as follows:

☐ To the undersigned’s account on the records of the Transfer Agent

Issue to:

Address:

Telephone Number:

Tax Identification Number:

☐ If the securities are unrestricted, check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Note: Initially, the common shares issued upon conversion will include restrictive legends and will not be able to be processed through DTC.

Payment Instructions for cash payment in lieu of fractional shares:

Authorization:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

[NOTE TO HOLDER — THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Computershare Trust Company, N.A. to issue the above indicated number of shares of Common Stock in accordance with the Standing Transfer Agent Instructions dated February 4, 2019 from the Company and acknowledged and agreed to by Computershare Trust Company, N.A..

PAPA JOHN’S INTERNATIONAL, INC.

By:

Name:
Title: